EXHIBIT 21-1

                        SUBSIDIARIES OF GB HOLDINGS, INC.


                                                                        STATE
              NAME                           ADDRESS                  ORGANIZED
              ----                           -------                  ---------
Greate Bay Hotel and Casino, Inc.  136 S. Kentucky Avenue             New Jersey
                                   Atlantic City, New Jersey 08401

GB Property Funding Co.            Indiana Avenue & Brighton Park     New Jersey
                                   Atlantic City, New Jersey 08401